Exhibit 10.44

EXECUTION VERSION

SERVICING AGREEMENT

This SERVICING AGREEMENT, dated as of January 14, 2022 (the “Effective Date”) (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between Notable Finance, LLC, a Delaware limited liability company (“Notable”), as Servicer (in such capacity, the “Servicer”), and Better Trust I, a Delaware statutory trust, as Purchaser (the “Purchaser”). The Servicer and the Purchaser are at times referred to together as the “Parties” and each individually as a “Party” in this Agreement.

WHEREAS, the Purchaser will purchase, from time to time, certain loans (as more particularly set forth in the Purchase Agreement (as hereinafter defined), the “Purchased Loans”) originated by Notable and used to finance the acquisition of one or more home improvement products, repairs, renovations, services, goods or furniture, pursuant to the terms of that certain Master Loan Purchase Agreement dated as of January 14, 2022 by and between Purchaser and Servicer, as seller (the “Purchase Agreement”, and together with this Agreement, the “Facility Documents”);

WHEREAS, the Servicer is willing to service such Purchased Loans pursuant to the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used but not defined herein have the meanings given to such terms in the Purchase Agreement.

Section 1.02 Other Definitional Provisions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to (A) any credit agreement governing a Purchased Loan, any and all notes and/or other instruments and all other documents, agreements, instruments, certificates or other writings of any nature or type whatsoever delivered or executed and delivered in connection therewith (collectively, the “Purchased Loan Documents”) or (B) any other agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (ix) any use of the term “knowledge” or “actual knowledge” in this Agreement or any other Facility Document shall mean actual knowledge by a Responsible Officer of such Party and (x) each reference to time without further specification shall mean New York, New York time.

ARTICLE II

ADMINISTRATION AND SERVICING

OF PURCHASED LOANS

Section 2.01 Appointment of the Servicer. The Purchaser hereby appoints Notable to act as the servicer of the Purchased Loans in accordance with and subject to the terms of this Agreement, and Notable hereby accepts such appointment.

Section 2.02 Duties of Servicer.

(a) General. The Servicer shall manage, service, administer and make collections on the Purchased Loans (the “Collections”) on behalf of the Purchaser and perform other obligations hereunder in accordance with the Servicing Standard (as hereinafter defined). The Servicer shall have full power and authority, acting alone and/or through subservicers, contractors or agents, including its Affiliates, to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing, administration and collecting and which are consistent with the terms of this Agreement. The Servicer, as an independent contractor, shall service and administer each Purchased Loan with reasonable care using that degree of skill and attention that is (i) deemed commercially reasonable in the unsecured consumer loan servicing industry, (ii) not less than the degree of skill and attention that it uses in relation to its servicing and administration of unsecured consumer loans for the account of itself or its other customers, clients, assigns and transferees, and (iii) in all material respects in accordance with the terms of this Agreement and the Credit and Collection Policies relating to the Purchased Loans, as approved and adopted by the governing body of the Servicer and attached hereto as Exhibit A (the “Accepted Servicing Policies”; together with the standard of care described in this Section 2.02(a), as the same may be modified, amended, or supplemented from time to time, collectively, the “Servicing Standard”), and the Servicer shall have full power and authority, acting alone or through the utilization of subcontractors and agents, to do any and all things in connection with such management, servicing, collection and administration not prohibited by the Servicing Standard. The Servicer shall have the right to request consultation with the Purchaser as to servicing decisions or its rights and responsibilities under this Agreement. The Servicer may rely on the instructions of the Purchaser as to decisions in respect of servicing on or enforcement of particular Purchased Loans. The Servicer will not be imputed to have knowledge of facts unless a Responsible Officer of the Servicer obtains actual knowledge thereof or should have known such facts if acting in accordance with the Servicing Standard. The Servicer shall have no obligation to engage in any particular servicing action in contravention of the Servicing Standard if doing so would violate Applicable Law, lead to a material regulatory investigation or subject the Servicer to material reputational risk, civil or criminal liability. As part of its disclosure obligations in this Agreement, the Servicer shall not be obligated to provide otherwise confidential or proprietary information, including as to other assets that it may service from time to time and policies, procedures and business plans. The Servicer shall not be held responsible for any liability attributable to non-performance or credit issues of any person obligated on any Purchased Loan (“Obligor”). The Servicer has the right to rely on advice from counsel or other consultants chosen by it in accordance with the Servicing Standard. The Servicer is an independent contractor, no fiduciary or comparable duty exists as to the Purchaser or any assignee thereof, and no implied obligations exist other than as may arise in complying with the Servicing Standard. The Servicer may engage in servicing of other assets in the future so long as the Servicer continues to use the same degree of care and diligence in fulfilling its obligations hereunder with respect to servicing, collecting and reporting the Purchased Loans, notwithstanding any conflicts of interest that arise as a result.

(b) Modifications. The Servicer may not waive, modify or vary any term of any Purchased Loan or consent to the postponement of strict compliance with any such term or in any manner, or grant indulgence to any Obligor of a Purchased Loan unless such action is consistent with the Credit and Collection Policies, otherwise required by Applicable Law, or approved in writing by the Purchaser. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of the Purchaser is hereby authorized and empowered by the Purchaser when the Servicer believes it appropriate in its reasonable judgment to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, including modifications of Purchased Loan Documents with respect to any Purchased Loan; provided, however, that the Servicer shall not be entitled to release, discharge, terminate or cancel any Purchased Loan or the corresponding Purchased Loan Documents unless (i) the Servicer shall have received payment in full of all principal, interest and fees owed by the Obligor related thereto, or (ii) the Servicer accepts a short pay or reduced payment of full principal, interest and fees owed on such Purchased Loan (for avoidance of doubt, this may include a recovery of $0) in accordance with the Servicing Standard.

(c) Subservicers. The Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through contractors or agents appointed by the Servicer, including its Affiliates; provided that prior written consent of the Purchaser shall be required for the engagement of any subservicer. Notwithstanding any such delegation of a duty, the Servicer shall (i) select any such Person with reasonable care and be solely responsible for the fees and expenses payable to such Person and (ii) remain obligated and liable for the performance of such duty as if the Servicer were performing such duty. The appointment of any subservicer may be terminated with respect to the Purchased Loans (but not any other loans so subserviced) in the discretion of any successor servicer after the termination of the Servicer hereunder.

(d) Instruments. The Servicer may take such actions as are necessary or reasonably advisable to discharge its duties as the Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of the Purchaser such instruments and documents as may be customary, necessary or desirable in connection with the performance of the Servicer’s duties under this Agreement (including consents, waivers and discharges relating to the Purchased Loans).

(e) Records. The Servicer shall establish and maintain separate records covering the transactions contemplated by this Agreement including the identity and collection status of each Purchased Loan. Ownership of such records shall vest in the Purchaser, and such records shall be retained and maintained by the Servicer in a custodial capacity only, subject to the Servicer’s right to retain copies or electronic files in respect of such records for its own internal review, compliance and regulatory or audit purposes or for purposes of determining its rights and obligations under this Agreement. The Servicer shall clearly identify the Purchased Loans in its servicing records to reflect the Purchaser’s ownership of each such Purchased Loan. The Servicer acknowledges and agrees that Applicable Law and Credit Protection Law require Purchaser to have, and therefore the Servicer agrees to provide from time to time upon request by Purchaser, (i) access to credit bureau source data, Purchased Loan underlying performance data, Borrower service phone calls and recorded or documented interactions, and collections activities performance and metrics, in a manner that permits Purchaser to conduct quality control on Purchased Loans in general as well as specific to performance against underwriting, customer interaction and collections metrics and criteria, and (ii) statistical data for Servicer loans substantially similar to Purchased Loans but which were not purchased by Purchaser, for the sole purpose of Purchaser being able to verify that no adverse selection is occurring when comparing such loans to Purchased Loans. Notwithstanding the foregoing, records available for review shall exclude any records information pertaining to the Servicer’s other customers that to the extent such information constitutes NPI.

(f) Inspection and Audit of Records. Upon reasonable advance written notice to Servicer and during regular business hours, Purchaser, at Purchaser’s sole expense, may perform a confidential audit of the Servicer’s operations as they pertain to the services provided under this Agreement within the first six (6) months of the Program and, thereafter, no more than one (1) time per calendar year on a mutually agreed upon date which shall be no less than ten (10) Business Days after the Servicer’s receipt of Purchaser’s written notice of time, location, and duration. Any such audit shall include an audit of Servicer’s policies and procedures and records relating to compliance with the terms and conditions of this Agreement. Purchaser agrees that any such audit shall be subject to Servicer’s reasonable security policies and procedures. Any Confidential Information received by Purchaser in the course of Purchaser’s audit of Servicer shall be subject to the confidentiality obligations of this Agreement and Purchaser will provide the Servicer with a summary of the findings from each report prepared in connection with any such audit.

(g) Power of Attorney. The Purchaser hereby appoints the Servicer to enforce its respective rights and interests in and under the Purchased Loans, and hereby grants an irrevocable power of attorney to take in the Purchaser’s name and on behalf of the Purchaser any and all steps necessary or desirable, in accordance with the Servicing Standard, to collect all amounts due under any and all Purchased Loans in accordance with the terms of this Agreement, commence enforcement proceedings, exercise other powers under the Purchased Loans, execute and deliver instruments of satisfaction or cancellation, or full or partial discharge, with respect to the Purchased Loans, endorse the Purchaser’s name on checks and other instruments representing Collections and enforce the Purchased Loans.

(h) Collections. The Servicer will transfer Collections on the Purchased Loans to the Collection Account (as hereinafter defined) as soon as practicable following receipt thereof within five (5) Business Days after receipt and clearance of such funds by the Servicer. The “Collection Account” shall mean, collectively, those certain deposit accounts established from time to time by Servicer for purposes of the Collections. Nothing herein shall be deemed to preclude the Purchaser from granting the Servicer access to the Collection Account for so long as the Servicer is acting in such capacity hereunder for purposes consistent with the terms of this Agreement. The Servicer shall receive all Collections in trust for the sole and exclusive benefit of the Purchaser and its assigns.

(i) Compliance With Applicable Law. The Servicer will (i) comply with all Applicable Law related to or binding upon Servicer or any of its property and (ii) obtain, maintain and keep in full force and effect all qualifications, regulatory permissions and/or licenses necessary, for the execution, delivery and performance by Servicer of, or compliance by Servicer with this Agreement, or the consummation of the transactions contemplated hereby, where in either case failure to comply would have a Material Adverse Effect.

(j) Compliance With Credit Protection Law. The Servicer agrees that (i) the services will be performed in accordance with any and all Credit Protection Law (as hereinafter defined), and (ii) the Servicer shall not take, nor omit to take, any act that could reasonably be expected to lead to a breach of any Credit Protection Law with respect to the Purchased Loans, and (iii) it shall promptly notify Purchaser in writing of any suspect or known breach of any Credit Protection Law. “Credit Protection Law” means all federal, state and local laws, statutes, rules, regulations and orders, and all requirements of any Regulatory Authority, in respect of the business of extending credit to borrowers, including without limitation, the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, Section 5 of the Federal Trade Commission Act, 15 U.S.C. § 45(a)(1), anti-discrimination and fair lending law, laws relating to debt servicing procedures or maximum charges and rates of interest, privacy laws and other similar laws, each to the extent applicable, and all applicable rules and regulations in respect of any of the foregoing. The Servicer will maintain a compliance management system, training program, and personnel to ensure compliance with any and all Credit Protection Law.

(k) Realization upon Defaulted Loans. The Servicer will use commercially reasonable efforts consistent with the Servicing Standard and this Agreement to exercise (on behalf of the Purchaser) available remedies with respect to any Defaulted Loan. The Servicer will employ practices and procedures, including commercially reasonable efforts, consistent with the Servicing Standard to enforce all obligations of Obligors.

(l) Disaster Recovery and Business Continuity. The Servicer shall ensure that the services provided to the Purchaser are recoverable under the Servicer’s “Disaster Recovery Plan” and “Business Continuity Plan”, each as attached as Exhibit C hereto (the “Plans”). The Plans shall be applicable to all services provided by the Servicer to the Purchaser, inclusive of both technology and nontechnology related services. The Servicer shall conduct tests of all aspects of its Plans within ninety (90) days of the Effective Date, and thereafter conduct tests of the Plans not less frequently or more frequently than as required pursuant to the Plans, and provide the Purchaser with written notice outlining the results of such tests upon reasonable request of the Purchaser.

Section 2.03 The Servicer as Custodian.

(a) The Purchaser hereby appoints the Servicer, and the Servicer hereby agrees to by itself or through subcustodians (including its Affiliates), to maintain custody and possession of the Purchased Loan Documents on behalf of the Purchaser and any of its assignees for the period beginning on the Effective Date and ending on any termination of the Servicer in accordance with the terms of this Agreement (the “Custodian Termination Date”).

(b) The Servicer shall hold the Purchased Loan Documents (by itself and/or through subcustodians) in electronic form on behalf and for the benefit of the Purchaser, maintain records pertaining to each Purchased Loan, and maintain a current inventory thereof. The Servicer shall not be deemed to have provided a distribution or a release in the situation, if any, where a Purchased Loan is sold by the Purchaser without notice to the Servicer.

Section 2.04 Insurance. The Servicer shall maintain at all times during the existence of this Agreement and keep in full force, fidelity insurance and errors and omissions insurance, and such other insurance coverage as may be reasonably required by Purchaser. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by organizations which act as the Servicer of collateral substantially similar to the Purchased Receivables. Upon request, the Purchaser shall be entitled to receive from the Servicer a certification executed by an officer of the Servicer stating the amount of insurance maintained by the Servicer in accordance with the terms hereof, the name of the insurer providing such insurance, and a statement that such insurance is in full force and effect.

Section 2.05 Complaints.

(a) Definitions. As used in this Section 2.05, the following words shall have the meanings set forth below:

(i) “Complaint” means a communication (e.g., oral, e-mail, fax, letter, etc.) from or on behalf of a borrower expressing dissatisfaction or a grievance in connection with any financial transaction, service, or product involving the Servicer; provided that communications of dissatisfaction or grievance that are resolved promptly upon explanation of the facts to the full satisfaction of the related borrower and without the need for any substantive redress, are not considered complaints for the purpose of this Agreement.

(ii) “Complaint Log” means a report which is prepared monthly by the Servicer for each Monthly Period listing all Complaints and Escalated Complaints received by the Servicer during the Monthly Period and the disposition of Complaints and Escalated Complaints from all prior Monthly Periods.

(iii) “Escalated Complaint” means any regulatory Complaint or inquiry concerning acts or omissions of any party in connection with Servicer’s performance of the services hereunder or the Purchased Loans.

(b) The Servicer shall track Complaints and Escalated Complaints related to the Servicer’s performance of the services hereunder or the Purchased Loans. The Servicer shall provide the Purchaser with a copy of the Complaint Log on or before the tenth (10th) Business Day of the month following each Monthly Period. The Servicer shall maintain an internal procedure to ensure that all Complaints and Escalated Complaints are tracked and responded to appropriately in accordance with generally accepted practices in the consumer loan servicing industry, and shall provide the Purchaser with evidence thereof upon the prior written request of Purchaser, which evidence shall be provided in connection with the delivery of the Complaint Log as set forth in clause (b) above.

(c) The final written response to any Complaints and Escalated Complaints shall be maintained in such a manner that any Purchased Loan relating to such Complaints or Escalated Complaints can be promptly identified by the Servicer. Without limiting any other obligations of the Servicer to provide responses to Complaints and Escalated Complaints as provided herein, upon the Purchaser’s request, the Servicer shall provide the Purchaser with electronic copies of all final written responses to Complaints and Escalated Complaints, which copies shall be provided in connection with the delivery of the Complaint Log as set forth in clause (b) above.

(d) The Servicer agrees that the services will be performed in accordance with any and all Credit Protection Law relating to the handling of complaints that are applicable to the services.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SERVICER

Section 3.01 Representations and Warranties and Affirmative Covenants. As of the Effective Date and the date hereof, the Servicer hereby makes the following representations and warranties to, and covenants with, the Purchaser:

(a) Organization and Good Standing, Etc. The Servicer (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified to do business and is in good standing as a foreign entity (or is exempt from such requirements) in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, enter into this Agreement and to carry out the transactions contemplated hereby.

(b) Licenses. The Servicer has obtained and will maintain all necessary licenses, approvals or authorizations in each jurisdiction required in connection with the performance by the Servicer of this Agreement and the other Facility Documents to which it is a party and Applicable Law except where not doing so could not reasonably be expected to result in a Material Adverse Effect.

(c) Other Names. The Servicer does not operate or do business under any assumed, trade or fictitious name.

(d) Power and Authority; Due Authorization. The Servicer has full limited liability power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and the other Facility Documents to which it is a party and to perform in accordance herewith, and the execution, delivery and the performance by the Servicer of this Agreement and the other Facility Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or similar action by the Servicer.

(e) No Violation. None of the execution and delivery by the Servicer of this Agreement or the other Facility Documents to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions hereof or thereof, will (i) conflict with or result in a material breach of any of the terms, conditions or provisions of Servicer’s Constituent Documents, or any Applicable Law or legal restriction, or (ii) conflict with, result in a breach of, or constitute a default under any material agreement or instrument to which Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, unless such conflict or breach would not reasonably be expected to have a Material Adverse Effect.

(f) Validity and Binding Nature. This Agreement has been duly executed and delivered by the Servicer and constitutes a valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except that the enforceability thereof may be subject to (i) the effects of any applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other laws, regulations and administrative orders affecting the rights of creditors generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

(g) Government Approvals. No action, consent, license or approval of, registration or filing with, or any other action by any Regulatory Authority is or will be required in connection with execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the other Facility Documents to which it is a party, including the servicing of each Purchased Loan hereunder, except such as have been made or obtained and are in full force and effect, or where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Applicable Law. The Servicer is in compliance with all Applicable Law applicable to the Servicer, where in any such case failure to so comply would reasonably be expected to have a Material Adverse Effect.

(i) No Proceedings. There is no order, judgment, decree, injunction, stipulation or consent order of or with any Regulatory Authority to which the Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending against the Servicer or, to the actual knowledge of the Servicer, threatened against the Servicer in writing, before or by any Regulatory Authority having jurisdiction over the Servicer or its properties, that is not confidential: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination that would reasonably be expected to have a Material Adverse Effect.

(j) Solvency. The Servicer is solvent and no voluntary or involuntary bankruptcy petition has been commenced by or against the Servicer, nor has the Servicer made an offer or assignment or compromise for the benefit of creditors and the Servicer will not be rendered insolvent by the consummation of the transactions contemplated hereby.

(k) Ordinary Course. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer.

(l) No Litigation. There is no litigation, proceeding or arbitration, and, to the best of Servicer’s knowledge, there is no other claim, investigation or material controversy pending to which Servicer or its agents or representatives is a party, relating to the provision of the services hereunder, and, to the best of Servicer’s knowledge, no such claim, litigation, proceeding, arbitration, investigation or material controversy has been threatened or is contemplated.

(m) Changes to Accepted Servicing Policies. The Servicer will not make, authorize, consent to or suffer to exist any material amendment, modification, supplement or waiver to the Accepted Servicing Policies without prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed. The Servicer shall provide written notice to the Purchaser of any amendment, modification, supplement or waiver to the Accepted Servicing Policies at least ten (10) Business Days prior to the implementation of any such amendment, modification, supplement or waiver to, unless such amendment, modification, supplement or waiver is made solely to correct non-material ministerial or typographical errors.

(n) Reporting. The Servicer shall deliver or otherwise make available to the Purchaser each of the reports and other information set forth on Exhibit B, which reports and other information shall be true and correct in all material respects.

(o) [Reserved].

(p) [Reserved].

(q) Location of Records. The Servicer’s chief place of business, its chief executive office and the office in which the Servicer maintains its books and records are located in the State of New York.

(r) Taxes. The Servicer has filed all income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable (taking into account extensions) on such returns, if any, or pursuant to any assessment by a valid taxing authority received by it, except for any taxes or assessments (i) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP and (ii) the non-payment of which would not reasonably be expected to give rise to a Material Adverse Effect.

(s) Financial Statements; Other Information. The Servicer shall provide to the Purchaser or cause to be provided to the Purchaser:

(i) promptly, and in any event within ten (10) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance with respect to the Servicer or the Purchased Loans of any Servicer Event of Default (as hereinafter defined), the Servicer shall deliver notice to the Purchaser of the same;

(ii) within ten (10) Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Regulatory Authority of any formal investigation, legal action or similar adversarial proceeding (specifically excluding routine state-level licensing audits) against the Servicer challenging its authority to hold, service, collect or enforce any Purchased Loan, or otherwise alleging any material non- compliance by the Servicer with any Applicable Law restricting the ability of such Person to hold, collect, service or enforce such Purchased Loan, to the extent such disclosure is not prohibited or restricted by law, rule, regulation or direction of the Regulatory Authority; or

(iii) within ten (10) Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, written notice of the occurrence of the formal commencement by written notice by any Regulatory Authority of any formal inquiry, legal action or similar adversarial proceeding (specifically excluding routine state-level licensing audits) against the Servicer, which, if adversely determined, would have a Material Adverse Effect on the Purchased Loans, to the extent such disclosure is not prohibited or restricted by law, rule, regulation or direction of the Regulatory Authority.

(t) [Reserved].

Section 3.02 Covenants. Servicer covenants and agrees that during the term of this Agreement, unless Purchaser shall otherwise consent in writing, Servicer will:

(a) Perform all actions necessary to preserve and keep in full force and effect its corporate existence and licensing material to the performance of its services hereunder as and where required and comply in all material respects with all laws applicable to Servicer and its services hereunder.

(b) Maintain adequate and qualified personnel to perform the duties undertaken herein with respect to its obligations under this Agreement.

(c) Not assign this Agreement or resign from the obligations and duties hereby imposed on it except by (i) mutual consent of Servicer and Purchaser, (ii) upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer, in which event Servicer may resign as servicer, or (iii) by operation of law upon the consolidation, merger, other business consolidation, or as a result of the conveyance, sale or transfer of substantially all of the assets of Servicer to any Person. No such resignation shall become effective until a successor shall have assumed Servicer’s responsibilities and obligations hereunder.

Section 3.03 Information Security.

(a) Definitions. As used in this Section 3.03 and Exhibit E attached hereto, the following words shall have the meanings set forth below:

(i) “Personal Data” means information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, including without limitation NPI.

(ii) “Purchaser Data” means any Personal Data provided or made available by, received with respect to or relating to, any Borrower of a Purchased Loan, and any information or data derived from any of the foregoing, in each case that is collected, accessed, used, stored, transmitted or otherwise processed by the Servicer or its Affiliates.

(b) Security Safeguards. The Servicer represents, warrants and covenants that it will maintain its own written independent cybersecurity protocol and at all times follow cybersecurity practices consistent with the loan servicing industry.

(c) Use of Purchaser Data. The Servicer will use Purchaser Data only as necessary to provide the services under this Agreement and will act only as directed in writing by the Purchaser in relation thereto. As between the Purchaser and the Servicer, the Purchaser retains all right, title and interest in and to all Purchaser Data for so long as it is the owner of the related Purchased Loan.

(d) Disposition of Purchaser Data. Upon termination or expiration of this Agreement for any reason, at the request of the Purchaser, at no cost to the Purchaser, the Servicer will promptly return (which return may be made via any feature or functionality made available by the Servicer in its services) to the Purchaser or its designee all copies of Purchaser Data in the Servicer’s possession or control in the format reasonably requested by the Purchaser. Promptly thereafter, with the Purchaser’s prior written approval or instruction, the Servicer shall destroy and/or delete all copies of Purchaser Data in the Servicer’s possession or control using means and methods that prevent unauthorized access to, use of, or recovery of the Purchaser Data, provided however that the Servicer may retain a copy of such Purchaser Data (a) if required for legal or regulatory compliance, or (b) if all NPI (excluding NPI contained in PDF form through invoice disbursement submissions) contained in such Purchaser Data has been returned, destroyed or deleted. Upon request by the Purchaser, an officer of the Servicer will promptly certify in writing to the Purchaser that all such Purchaser Data has been, as applicable, returned and/or destroyed and deleted.

ARTICLE IV

TERMINATION

Section 4.01 Servicer Event of Default. [***]

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ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification.

(a) The Servicer hereby agrees to indemnify the Purchaser and each of its officers, directors, employees, representatives and agents (each, a “Purchaser Indemnified Party”) from and against [***]

(b) The Purchaser hereby agrees to indemnify the Servicer and its officers, directors, employees, representatives and agents (each, a “Servicer Indemnified Party”) from and against [***]

(c) In the event any party to be indemnified is entitled to indemnification hereunder based upon a claim asserted by a third-party, the indemnifying party shall be given prompt notice thereof in reasonable detail; provided, however, the failure to give prompt notice shall not relieve the indemnifying party of any liability hereunder to the extent that the failure to give such notice is not prejudicial and, unless, and then only to the extent that, the other party did not otherwise learn of the claim and such delay is materially prejudicial to the such party’s ability to defend or to obtain coverage under an insurance policy for such claim. In case any such action is brought against any indemnified party and it notifies the other party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish and solely with respect to the allegations in such action for which the indemnified party intends to make a claim against the indemnifying pursuant to subsection (a) or (b) above to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select a single separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and the indemnifying party will reimburse any legal expenses incurred by the indemnified party having separate counsel, after as incurred after thirty (30) days notice.

(d) The indemnifying party shall not have the power to bind the indemnified party, without the indemnified party’s prior written consent, which shall not be unreasonably withheld, with respect to any settlement pursuant to which anything is required other than the payment of money and then only to the extent that the indemnifying party shall make full payment of such money and such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and any related future claims. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the party to be indemnified shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of a claim effected without its prior written consent.

(e) Notwithstanding anything in this Agreement to the contrary, in no event shall the Servicer or the Purchaser be liable for any indirect, consequential, incidental, special, punitive or exemplary damages, whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, or for any loss of profits or revenue, regardless of whether the Servicer or the Purchaser knew or should have known of the possibility of such damages, unless such amounts are in reimbursement of the Purchaser, the Servicer or the applicable Purchaser Indemnified Party or Servicer Indemnified Party for payments made to third-parties.

ARTICLE VI

SERVICING COMPENSATION

Section 6.01 Servicing Fee; Reimbursements.

(a) As compensation for its servicing and custodial activities under this Agreement, the Servicer shall be entitled to receive, a monthly servicing fee [***], which Servicing Fee shall be paid by Purchaser as of [***].

(b) The Purchaser shall reimburse the Servicer for any costs and expenses incurred by the Servicer in connection with collecting and enforcing Defaulted Loans, which costs and expenses shall be limited to those relating to third-party collectors and any legal proceedings relating to the Purchased Loans or any Purchased Loan Documents. Notwithstanding anything in this Agreement or in any other Facility Document to the contrary, the Servicer shall be entitled to withhold and retain an amount equal to any such incurred costs and expenses in reimbursement thereof, and any such withheld and retained amounts shall not constitute Collections for purposes of this Agreement or any other Facility Document.

(c) The Servicer agrees that it shall not incur any costs or expenses in the collection and enforcement of a Defaulted Loan unless the Servicer believes, in its good faith judgment, that such costs or expenses from Collections on the related Purchased Loans will, or if made would, be ultimately recoverable from liquidation or other proceeds of such Purchased Loan.

ARTICLE VII

OTHER MATTERS RELATING TO SERVICER

Section 7.01 Reliance and Other Matters. The Servicer may rely in good faith and without any liability on any document of any kind prima facie properly executed and submitted by any party hereto respecting any matters relating to this Agreement.

Section 7.02 [Reserved].

Section 7.03 Waiver of Defaults. Any default by the Servicer in the performance of its obligations hereunder and its consequences may be waived by the Purchaser. Upon any such waiver of a default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Facility Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 7.04 Limitation on Resignation by the Servicer.

(a) The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual written consent of the Servicer and the Purchaser, (ii) if Servicer does not receive any payment of the Servicing Fee required to be made under the terms of this Agreement, which failure continues unremedied for a period of fifteen (15) days after written notice of such failure shall have been given to Purchaser, or (iii) upon the Servicer’s reasonable determination that its duties hereunder are no longer permissible under Applicable Law.

(b) The Servicer shall, at its own cost and expense, in a timely manner, cooperate with the Purchaser and such successor in effecting the termination of its servicing responsibilities and rights hereunder and the transfer of the servicing functions and the Servicing Files, including the transfer to such successor for administration by it of all Collections which shall at the time be held by the Servicer or thereafter received with respect to the Purchased Loans.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 Amendment. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective without the written concurrence of each of the Parties hereto.

Section 8.02 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. The Servicer shall not assign this Agreement or any of the servicing responsibilities hereunder or delegate its rights or duties hereunder or any portion hereof (other than a delegation to a subcontractor otherwise permitted hereunder) without the prior written consent of the Purchaser; provided, however, Servicer may assign and delegate all or any portion of its rights and duties hereunder upon prior written notice to Purchaser where such assignment is to an affiliate of Servicer.

Section 8.03 GOVERNING LAW. THIS AGREEMENT (AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF [***] (INCLUDING THE STATUTE OF LIMITATIONS AND OTHER PROCEDURAL LAWS THEREOF), WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF (EXCEPT FOR [***], WHICH SHALL APPLY).

Section 8.04 Notices.

(a) Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by electronic mail, to:

in the case of the Servicer:	Notable Finance, LLC Six Landmark Square, Floor 4 Stamford, CT 06901

in the case of Purchaser:	Better Trust I c/o Better Holdco, Inc., as Administrator 175 Greenwich Street, Floor 59 New York, NY 10007 Attn: Mike O’Dea [***]

or, as to each Party, at such other address as shall be designated by such Party in a written notice to the other Party. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service or by hand delivery, when received at the addresses indicated above or when delivery is refused and (iii) if sent by electronic transmission, when such transmission is confirmed (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement).

(b) The Purchaser or the Servicer may, in each of their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 8.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.06 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM THEREIN OR RELATING THERETO.

Section 8.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a Party, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 8.08 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but together they shall constitute one and the same instrument. Facsimile and .pdf signatures shall be deemed valid and binding to the same extent as the original and the parties affirmatively consent to the use thereof, with no such consent having been withdrawn. Each party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 8.09 Confidentiality. Purchaser and Servicer agree to treat all Confidential Information as confidential and the receiving party shall use a degree of care not less than the degree of care it uses with respect to its own information of like nature to prevent unauthorized access, use or disclosure, which in any event shall be no less than a reasonable degree of care. Purchaser and Servicer agree not to disclose any Confidential Information to, and will not use any Confidential Information for the benefit of, any third party, except to the extent necessary to carry out its obligations under this Agreement; provided, however, that any party may share Confidential Information with its corporate affiliates solely for the purpose of evaluating the relationship between the Parties. Notwithstanding the foregoing, information is not considered Confidential Information if it: (a) is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement; (b) was available to or already known by the receiving party on a non-confidential basis prior to its disclosure by the discloser; (c) is developed by the receiving party independently of any information acquired from the disclosing party; or (d) becomes available to the recipient on a non-confidential basis from a third party, provided that the receiving party has no reason to know that the third party is or may be bound by a confidentiality agreement with the disclosing party. This Agreement will not prohibit the disclosure of Confidential Information pursuant to a court order, subpoena or the requirement of any governmental authority, provided that the recipient promptly notifies the discloser of any such order or requirement to the extent permitted by law, and cooperates, at the discloser’s expense, in any effort to obtain a protective order from the issuing court or governmental authority limiting disclosure and use of the Confidential Information. Because of the unique and proprietary nature of the Confidential Information, each party shall be entitled to seek injunctive relief, without the necessity of posting any bond or surety, in addition to all other remedies available in law or equity in the event of any breach of this Section 8.09. The receiving party will cease all use of the discloser’s Confidential Information and will return to the disclosing party all such Confidential Information in its possession or control, promptly upon the disclosing party’s request. Alternatively, at the disclosing party’s request, Confidential Information may be destroyed by shredding, erasing, or otherwise modifying the data to make it unreadable, undecipherable, and unrecoverable through any means. The requirement to return or destroy Confidential Information will not apply to Confidential Information that has been (a) incorporated into other documents for the internal use of the receiving party in performing its obligations or exercising its rights under this Agreement, or (b) stored for backup or archiving purposes, but the receiving party will continue to comply with the provisions of this Agreement regarding such Confidential Information.

Section 8.10 Merger and Integration. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

Section 8.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

NOTABLE FINANCE, LLC, as Servicer

By:	/s/ Austin Lane
Name: Austin Lane
Title: CEO

Better Trust I, as Purchaser

By: Better Holdco, Inc., as Administrator

By:
Name:
Title:

[Signature Page to Servicing Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

NOTABLE FINANCE, LLC, as Servicer

By:
Name
Title:

Better Trust I, as Purchaser

By: Better Holdco, Inc., as Administrator

By:	/s/ Paula Tuffin
Name: Paula Tuffin
Title: General Counsel

[Signature Page to Servicing Agreement]

EXHIBIT A

CREDIT AND COLLECTION POLICIES

[to be provided by Notable]

A-1

EXHIBIT B

INFORMATION AND REPORTS

[Better and Notable to provide]

B-1

EXHIBIT C

DISASTER RECOVERY PLAN AND BUSINESS CONTINUITY PLAN

[To be provided by Notable]

C-1